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[LINE DRAWING OF L. ROY PAPP]

                                                                      EXHIBIT 19


                    PAPP SMALL & MID-CAP GROWTH FUND, INC.

                                                          P.O. Box 15508
NEW ACCOUNT PURCHASE APPLICATION                          PHOENIX, ARIZONA 85060
                                                          (602) 956-1115
                                                          (800) 421-4004


                                                    Dated:
                                                           ---------------------


          Make checks payable to, and mail to: Papp Small & Mid-Cap Growth Fund, Inc., P.O. Box 15508, Phoenix, AZ 85060-5508

          ___________ ($5,000 minimum for new account, except for Individual Retirement Accounts (IRAs) where the minimum is $1,000)


[_]  Individual or
       Joint Account: _________________________     ____________________________
                            (Individual)               (Joint Tenant, if any)

[_]  Transfer (or Gift) to Minor: ____________________________________________,
                                          (Custodian)

     Custodian for _______________________________________
                          (Minor)

     Under the Uniform Transfers (or Gifts) to Minors Act of ___________________

     _________________________
       (State of residence)

[_]  IRA: ____________________________________________
              (Institutional Custodian Required)

     Custodian for ___________________________________
                          (Individual)

          IRA             IRA Rollover      (circle one)

[_]  Other: (Corporations, Trusts, or others):__________________________________


     --------------------------------------------------------------------------
     (Trustee(s) - please include agreement date, corporation, partnership or other entity)


                    ------------------------------------------------------------

City ___________  State _________  Zip __________  Telephone (   )______________


4    CITIZENSHIP:  [_] United States    [_] Other (specify) ____________________



                                          ______________________________________


                                  Page 1 of 2
               (Please complete both sides of this application)
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                       NEW ACCOUNT PURCHASE APPLICATION


6    DISTRIBUTIONS - Dividends and capital gain distributions will be reinvested automatically in additional shares (whole and fractional) unless the Fund is otherwise instructed in writing. If you wish all or a portion of distributions to be paid in cash, please so indicate.

[_]  Pay income dividends in cash      [_]  Pay any capital gains distributions
                                            in cash

to its terms and that all information provided in the Application is correct.


1. the number shown on this Application is my correct Social Security or other tax identification number (or I am waiting for a number to be issued to me), and

2. I am not subject to backup withholding, either because the IRS has not notified me that I am subject to backup withholding for failure to report dividend or interest income, or because the IRS has notified me that I am no longer subject to backup withholding.

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding (under the heading "Tax Certifications").


____________________________________      ______________________________________
(signature of shareholder)                (signature of joint investor, if any)


full and fractional shares are held in book entry form.


                                  Page 2 of 2
               (Please complete both sides of this application)